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                             EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the "Agreement"), dated as of June 15, 1998, by and between Cynthia Sanders (the "Executive") and NAM Corporation, a Delaware corporation (the "Company").

                             W I T N E S S E T H :

         WHEREAS, the Executive has an Employment Agreement with the Company;
and

         WHEREAS, it is important to the Company that it continues to have the benefits of the Executive's services, experience and loyalty, and Executive has indicated her willingness to continue to provide her services on the terms and conditions set forth herein.

                                  AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties, subject to the terms and conditions set forth below, intending to be legally bound, hereto agree as follows:

1. Employment.

         (a) General. The Company hereby employs the Executive and the Executive agrees upon the terms and conditions herein set forth to serve as Executive Vice President of the Company. The Executive shall devote all of her efforts to the Company and will work at the Company's New York office and travel as required.

         (b) Duties. Executive shall be employed by the Company. The duties of the Executive as Executive Vice President shall include primary responsibility for the staffing and performance of the Company's offices and such other responsibilities as the Chief Executive Officer (the "CEO") of the Company may reasonably delegate to the Executive. The Executive shall report to the CEO and the CEO may alter the duties of the Executive as necessary for the benefit of the Company.

         (c) All prior agreements between the Company and the Executive are terminated and are superceded by this Agreement.

         1. Term of Employment. The Company hereby employs the Executive and the Executive shall serve in the employ of the Company for a period commencing on June 15, 1998 and extending through and including June 14, 2001 (the "Employment Term"). This Agreement shall automatically renew for additional terms of one (1) year unless terminated on sixty (60) days written notice prior to the end of any Employment Term given by either party. The term Employment Term shall include all renewal periods under this Agreement.

         2. Compensation and Other Benefits. The Company shall pay and provide the following compensation and other benefits to the Executive during the Employment Term:

         (a) Base Salary. The Company shall pay to the Executive a minimum annual base salary of $125,000 (the "Base Salary") for the first year of this Agreement. The Base Salary shall increase by five percent (5%) on June 15 of each succeeding year of this Agreement. Such Base Salary shall be paid every two (2) weeks to the Executive.

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         (b) Fringe Benefits. The Executive shall be entitled to receive fifteen (15) days paid vacation for each twelve (12) month period (the "Vacation Time") during the Employment Term. The Executive shall receive $400 a month towards the lease and operation of an automobile. The Executive shall also receive a life insurance policy of $250,000. Further, the Executive shall not contribute toward her full family health insurance coverage. In addition, the Executive during the Employment Term shall participate in all present or future employee benefit plans of the Company that she meet the eligibility requirements therefore.

         (c) Business Expenses. During the Employment Term, the Company shall promptly reimburse the Executive for all ordinary and necessary travel expenses, business expenses, and other disbursements incurred by her for or on behalf of the Company, in the performance of her duties hereunder subject to the approval of the CEO of the Company.

         (d) Bonus. The Executive is eligible to receive an annual bonus at the discretion of the Company's Chief Executive Officer.

         3. Representations and Warranties of Employee. Executive represents and warrants to the Company that the: (a) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of her duties hereunder, or the other rights of the Company hereunder; and (b) Executive is under no physical or mental disability that would hinder her performance of duties under this Agreement.

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         4. Non-Competition. Executive agrees that she will not (a) during the period she is employed under this Agreement engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, member, or partner of, any other business or organization that is or shall then be competing with the Company, and (b) for a period of one year after she ceases to be employed by the Company under this Agreement, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, member, or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business as the Company.

         5. Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Executive now or hereafter during the period she is employed by the Company under this Agreement may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all her right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

         6. Confidential Information. All confidential information which Executive may now possess, may obtain during the Employment Term, or may create prior to the end of the period she is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by her to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of her employment and will attend an exit interview at such time.

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         7. Termination.

         (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, Executive is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Executive shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten days after commission thereof.

         (b) In the event that Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge her duties hereunder for a period of six months, then this Agreement shall terminate upon 90 days' written notice to Executive, and no further compensation shall be payable to Executive, except as may otherwise be provided under any disability insurance policy.


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         (c) In the event that Executive shall die, then this Agreement shall terminate on the date of Executive's death, and no further compensation shall be payable to Executive, except as may otherwise be provided under any insurance policy or similar instrument.

         (d) In the event that this Agreement is terminated "For Cause" pursuant to Section 8(a), then Executive shall be entitled to receive only her salary at the rate provided in Section 3 to the date on which termination shall take effect. Further, Executive shall immediately resign from the Board of Directors.

         (e) Nothing contained in this Section 8 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

         8. Merger, Etc.

         (a) In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation.

         9. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

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         10. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by all the parties hereto. Failure to exercise any rights hereunder shall not constitute a waiver of such rights.

         11. Governing Law. All matters affecting or in connection with this Agreement, the employment of the Executive or the termination or resignation of the Executive, are to be governed by, interpreted and construed in accordance with the laws of the State of New York without giving effect to the state's conflict of law principles. Any state or federal court sitting in New York City shall have exclusive venue and jurisdiction regarding any matter arising hereunder.

         12. Notices. Any notice or consent hereunder by either party to the other shall be given in writing and shall be deemed to be delivered the same day if delivered by personal delivery or five (5) days from the date if mailed by certified mail, return receipt requested addresses as follows:

            If to the Executive:          Cynthia Sanders
                                          400 East 77th Street, Apt. 9E
                                          New York, New York 10021


            If to the Company:            NAM Corporation
                                          1010 Northern Boulevard
                                          Suite 336
                                          Great Neck, New York 11021
                                          Attn.: CEO


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         13. Severability. Each provision hereof is intended to be severable, and the invalidity of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.

         14. Counterparts. This Agreement may be executed by the parties hereto in counterpart, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         15. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         16. Successors and Assigns. This Agreement shall be binding upon any successor or assign of the Company.

         17. Arbitration. The parties agree that in the event of any dispute or controversy arising out of or in connection with this Agreement or any alleged breach thereof (a "Dispute"), the parties shall submit the Dispute for arbitration in New York City before three (3) arbitrators; one arbitrator shall be chosen by the Executive, one arbitrator by the Company and the third by the two other arbitrators. If any party fails to choose its arbitrator within thirty (30) days after a request is made to designate an arbitrator, then that party waives its right to choose an arbitrator and the arbitration shall immediately go forward before the one arbitrator chosen by the non-breaching party. The decision of the arbitrators will be final and binding upon the parties, and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and the cost of arbitration shall be borne as determined by the arbitrators.

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         IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first written above.

NAM CORPORATION



By: /s/ Roy Israel                               /s/ Cynthia Sanders
    ----------------------------------           -------------------------------
    Name:  ROY ISRAEL                                 CYNTHIA SANDERS
    Title: CEO


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